Mervyns Portfolio Acquisition Overview August 8, 2005 Exhibit 99.3

Safe Harbor Statement Certain statements contained herein that are not historical in nature or that concern future earnings results or estimates or that reflect expectations or beliefs are forward-looking statements. Although we believe that such statements are based upon reasonable assumptions, you should understand that those statements are subject to risk and uncertainties and that actual results may differ materially from the forward-looking statements. Additional information about such factors and uncertainties that could cause actual results to differ may be found in the management's discussion and analysis portion of our Form 10-K for the year ended December 31, 2004 and filed with the SEC.

Efficient acquisition structure enables us to control portfolio of high quality retail sites in high barrier, growth markets Transaction: Sale-Leaseback of 36 operating Mervyns stores totaling 2.74 MSF Pricing: Total purchase price of approximately $396 million, which represents a 7.7% initial cash cap rate and an 8.9% cap rate on a GAAP basis Timing: Anticipated closing in mid-September

Joint venture structure with MDT broadens its investment parameters, increasing its growth profile and portfolio diversity Joint Venture Structure: New joint venture to be formed in which our aggregate interest will be 50% and MDT's interest will be 50% Fee Structure: Same as previous MDT transactions, including a one-time acquisition and advisory fee relating to capital structure and debt financing Ongoing property management and asset management fees represent approximately $1.4 million per year One-time acquisition and advisory fee represents approximately $2.5 million

Long term lease provides income stream with consistent internal growth and provisions for additional security Rent: $30.5 million per year, with 2% annual increases Security: Leases are cross-defaulted and rent is supported for five years with a $25 million letter of credit Term: 15 years plus four five-year options (option rent reflects continued 2% annual increases) Recovery Structure: Pure triple net

Sale-Leaseback structure limits our operational risk and capital outlay Estimated Annual FFO Accretion: Approximately $0.08 per share on a GAAP basis, including ongoing property management and asset management fees Minimal G&A Impact: No additional personnel will be added No Ongoing Capital Needs: Tenant bears risk of variable operating expenses and property maintenance

Acquisition redeploys approximately $170 million of proceeds from sale of office and industrial portfolio Financing: Currently structuring new secured mortgage financing 65% LTV 80% Fixed / 20% Floating 5 Year Term No Assumed Debt

High quality store portfolio provides immediate presence in key urban trade areas with outstanding demographics 5 Mile 255,604 85,611 $70,751 10 Mile 750,389 252,505 $69,942 15 Mile 1,403,215 467,754 $80,526 Portfolio Average Weighted by Value Population Households Avg. HH Income

Portfolio by Metropolitan Area Los Angeles 12 944,207 34% San Francisco 7 513,653 19% Phoenix 4 318,943 12% Las Vegas 3 230,997 8% San Diego 2 160,951 6% Sacramento 2 141,294 5% Other 6 432,964 16% (Reno-2, Fresno, Tucson, San Antonio, Bakersfield) Total 36 2,743,009 100% Major Metro City Number of Properties GLA Percent of Portfolio GLA

Portfolio by State California 25 1,900,613 69% Arizona 5 395,069 14% Nevada 5 370,730 14% Texas 1 76,597 3% Total 36 2,743,009 100% State Number of Properties GLA Percent of Portfolio GLA

Portfolio by Retail Format Property Type Shopping Center 26 1,952,000 71% Mall 8 670,805 25% Free Standing 2 120,204 4% Total 36 2,743,009 100% GLA Percent of Portfolio GLA Number of Properties

Portfolio by Ownership Interest Type Number of Properties Percent of Portfolio GLA Owned 31 2,333,039 85% Ground Lease 4 334,515 12% Leasehold 1 75,455 3% Total 36 2,743,009 100% GLA

Representative Assets

Burbank, CA - Burbank Town Center 245 E. Magnolia Blvd. * 2005 ESTIMATE DEMOGRAPHICS* POPULATION HOUSEHOLDS AVG. HH. INCOME 5 MILES 480,378 181,870 $66,271 10 MILES 2,318,858 837,206 $63,270 15 MILES 4,474,894 1,559,795 $73,022 90,000 sf (two levels) Built in 1991 / Expanded in 2002 S ubject to a long term groundlease Direct access to Interstate 5 Located in a super regional enclosed mall in the main retail hub of an extremely dense Los Angeles submarket PROPERTY DESCRIPTION Macy's Sears AMC Theatres CO-TENANTS IKEA Circuit City Ross Dress For Less

Burbank, California Site Map

Burbank, California Site Map

Slatten Ranch, CA - Slatten Ranch Shopping Center 5849 Lone Tree Way * 2005 ESTIMATE DEMOGRAPHICS* POPULATION HOUSEHOLDS AVG. HH. INCOME 5 MILES 155,759 48,660 $92,572 10 MILES 249,785 80,307 $85,815 15 MILES 405,920 133,607 $108,610 PROPERTY DESCRIPTION Direct access to Lone Tree Way, the major thoroughfare through Antioch Located in a newly developed market dominant community center in the primary retail hub of Antioch, an affluent and high growth San Francisco suburb 79,000 sf Built in 2003 Fee simple ownership CO-TENANTS Target Greatland Barnes & Noble Bed Bath & Beyond Office Depot Old Navy PETsMART Sports Chalet World Market Thomasville Furniture

Slatten Ranch, California Site Map

Slatten Ranch, California Site Map

West Covina, CA - Westfield Shoppingtown Eastland 2753 E. Eastland Center Dr. * 2005 ESTIMATE DEMOGRAPHICS* POPULATION HOUSEHOLDS AVG. HH. INCOME 5 MILES 469,926 130,095 $71,209 10 MILES 1,319,725 369,824 $72,356 15 MILES 2,776,623 823,414 $79,123 PROPERTY DESCRIPTION Direct access to Interstate 10 Located in a community center (originally developed as a super regional enclosed mall) in an extremely dense Orange County trade area 82,000 sf (two levels) Built in 1957 / Renovated in 1979 / Redeveloped in 1998 Subject to a long term groundlease CO-TENANTS Albertson's Target Babies 'R Us Bed Bath & Beyond IKEA Chick's Sporting Goods Office Depot Burlington Coat Factory Levitz Furniture Old Navy Ross Dress For Less Circuit City

West Covina, California Site Map

West Covina, California Site Map

Las Vegas, NV - Grand Canyon Parkway 4265 S. Grand Canyon Dr. * 2005 ESTIMATE DEMOGRAPHICS* POPULATION HOUSEHOLDS AVG. HH. INCOME 5 MILES 224,654 89,674 $80,049 10 MILES 683,988 269,157 $64,562 15 MILES 1,416,314 524,925 $72,792 PROPERTY DESCRIPTION 80,000 sf Built in 2003 Fee simple ownership Direct access to I-215 Located in a newly developed community center on Grand Canyon Parkway in a growing southwest Las Vegas trade area south of Summerlin CO-TENANTS Sears Grand Target

Southwest Las Vegas, Nevada Site Map

Southwest Las Vegas, Nevada Site Map

Anaheim Hills, CA - Anaheim Hills Festival 8100 East Santa Ana Canyon Rd. * 2005 ESTIMATE DEMOGRAPHICS* POPULATION HOUSEHOLDS AVG. HH. INCOME 5 MILES 146,816 49,639 $120,632 10 MILES 830,092 259,149 $91,717 15 MILES 2,677,305 767,740 $85,219 PROPERTY DESCRIPTION Direct access to Highway 91, near the Highway 261 interchange Located in a newly redeveloped market dominant community center in a highly affluent Orange County community 78,000 sf Built in 1992 / Redeveloped in 2002 Fee simple ownership CO-TENANTS Target Vons Supermarket Toys "R" Us T.J. Maxx Edwards Theatre 24 Hour Fitness

Anaheim Hills, California Site Map

Anaheim Hills, California Site Map